Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted) (the Sarbanes-Oxley Act of 2002), Nathan Zommer, the Chief Executive Officer of IXYS Corporation (the “Company”), and Uzi Sasson, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Periodic Report and results of operations of the Company for the periods covered by the Periodic Report.

Dated: February 11, 2005

/s/ Nathan Zommer

Nathan Zommer
Chief Executive Officer

/s/ Uzi Sasson

Uzi Sasson
Chief Financial Officer